Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Oneida Ltd., which is incorporated by reference in Oneida Ltd.'s Annual Report on Form 10-K for the year ended January 26, 2002. We also consent to the incorporation by reference of our report dated February 25, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Syracuse, New York
July 31, 2002